Exhibit 99.2

JUN HE LAW OFFICES China Resources Building, 20th Floor Beijing 100005, P. R. China Tel.: (86-10) 8519-1300 Fax: (86-10) 8519-1350 E-mail: junhebj@junhe.com

October 6, 2010

To:    Daqo New Energy Corp.

666 Longdu Avenue

Wanzhou, Chongqing 404000

People’s Republic of China

Re: Legal Opinion on Certain PRC Law Matters

We are lawyers qualified in the People’s Republic of China (the “PRC”) and are qualified to issue an opinion on the laws and regulations of the PRC.

We are acting as the PRC counsel to Daqo New Energy Corp. (the “Company”), a company incorporated under the laws of the Cayman Islands, in connection with (A) the Company’s registration statement on Form F-1 (the “Registration Statement”), publicly filed with the Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933, as amended, and including the prospectus that forms a part of the Registration Statement, as amended, relating to the public offering (the “Offering”) and sale by the Company of a certain number of the Company’s American Depositary Shares (“ADSs”), representing ordinary shares of par value US$0.0001 per share of the Company (the “Shares”), and (B) the issuance and sale of the Company’s ADSs and listing of the Company’s ADSs on the New York Stock Exchange (the “Transactions”).

As used herein, (A) “PRC Law” means all applicable laws, regulations, rules, orders, decrees, guidelines, judicial interpretations and other legislation of the PRC in effect on the date of this opinion; (B) “PRC Authorities” means any national or provincial or local governmental, regulatory or administrative authority, agency or commission in the PRC, or any court, tribunal or any other judicial or arbitral body in the PRC, or any body exercising, or entitled to exercise, any administrative, judicial, legislative, police, regulatory, or power of similar nature in the PRC; and (C) “Approvals” means all approvals, consents, waivers, sanctions, certificates, authorizations, filings, disclosures, registrations, exemptions, permissions, endorsements, annual inspections, qualifications, permits and licenses required by any PRC Authorities pursuant to any PRC Law.

Beijing Head Office

China Resources Building

20th Floor

Beijing 100005

P. R. China

Tel.: (86-10) 8519-1300

Fax: (86-10) 8519-1350

E-mail: junhebj@junhe.com

Shanghai Office

Shanghai Kerry Centre

32nd Floor

1515 Nanjing Road West

Shanghai 200040

P. R. China

Tel.: (86-21) 5298-5488

Fax: (86-21) 5298-5492

E-mail: junhesh@junhe.com

Shenzhen Office

Shenzhen Development

Bank Tower Suite 15-C

5047 East Shennan Road

Shenzhen 518001

P. R. China

Tel.: (86-755) 2587-0765

Fax: (86-755) 2587-0780

E-mail: junhesz@junhe.com

Dalian Office

International Finance Tower

Suite F, 16th Floor

No. 15 Renmin Road

Zhongshan District

Dalian 116001

P. R. China

Tel.: (86-411) 8250-7578

Fax: (86-411) 8250-7579

E-mail: junhedl@junhe.com

Haikou Office

Nanyang Building

Suite 1107

Haikou 570105

P. R. China

Tel.: (86-898) 6851-2544

Fax: (86-898) 6851-3514

E-mail: junhehn@junhe.com

New York Office

500 Fifth Avenue,

43rd Floor, New York,

NY 10110, U.S.A.

Tel.: (1-212) 703-8702

Fax: (1-212) 703-8720

E-mail: junheny@junhe.com

Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Underwriting Agreement to be entered into by and between the Company, the underwriters and other parties thereof.

In so acting, we have examined the originals or copies, certified or otherwise identified to our satisfaction, provided to us by the Company and such other documents, corporate records, certificates, Approvals and other instruments as we have deemed necessary for the purpose of rendering this opinion, including, without limitation, originals or copies of the Agreements and certificates issued by PRC Authorities and officers of the Company.

In examination of the documents and for the purpose of giving this opinion, we have assumed without further inquiry:

(a)    the genuineness of all signatures, seals and chops, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies; and

(b)    the truthfulness, accuracy and completeness of all factual statements in the documents.

Based on the foregoing, we are of the opinion that:

1.      On August 8, 2006, six PRC regulatory agencies, namely, the PRC Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Administration for Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission (“CSRC”) and the State Administration of Foreign Exchange, jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Rules”). The New M&A Rules purport, among other things, to require offshore special purpose vehicles, or SPVs, formed for overseas listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals, to obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock exchange. On September 21, 2006, pursuant to the New M&A Rules and other PRC Laws, the CSRC, on its official website, promulgated relevant guidance with respect to the issues of listing and trading of domestic enterprises’ securities on overseas stock exchanges (together with the M&A Rules, the “M&A Rules and Related Clarifications”), including a list of application materials with respect to the listing on overseas stock exchanges by SPVs. Based on our understanding of current PRC Laws and the interpretations and implementations thereof as of the date hereof, (i) the CSRC has jurisdiction over the Company’s Offering; (ii) the CSRC currently has not issued any definitive rule or interpretation concerning whether the Offering contemplated by the Company and as described in the General Disclosure Package as of the Applicable Time and the Final Prospectus are subject to the M&A Rules and Related Clarifications; and (iii) notwithstanding the above, given that the Company set up the PRC Subsidiaries as newly established, wholly foreign owned subsidiaries in the PRC, the Company is not a special purpose vehicle formed for the purpose of acquiring a PRC domestic company, the M&A Rules and Related Clarifications are not applicable. As a result, the Company is not required to submit an application to the CSRC for its approval of the listing and trading of the Company’s ADSs on the New York Stock Exchange, the Company’s issuance and sale of the ADSs and the Shares or the consummation of the transactions contemplated by the Underwriting Agreement and the Deposit Agreement.

2.      The statements in the Registration Statement under the sections entitled “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Corporate History and Structure,” “Dividend Policy,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Regulation,” “Management,” “Principal Shareholders,” “Related Party Transactions,” “Taxation” and “Enforcement of Civil Liabilities” to the extent such statements relate to matters of (i) PRC Law and (ii) documents governed by the PRC Law, are true and accurate in all material respects.

This opinion relates only to PRC Law and we express no opinion as to any laws other than PRC Laws. PRC Law as used in this opinion refers to PRC Law currently in force as of the date of this opinion and there is no guarantee that any of such PRC Law will not be changed, amended or revoked in the immediate future or in the longer term with or without retroactive effect.

This opinion is intended to be used in the context which is specifically referred to herein and each paragraph should be looked at as a whole and no part should be extracted and referred to independently.

We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the Registration Statement. In giving such consent, we do not thereby admit that we fall within the category of the person whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours faithfully,
/s/ Jun He Law Offices
Jun He Law Offices